Exhibit 4.2

SOLAZYME, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

MAY 19, 2010

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Table of Contents

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SOLAZYME, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of May 19, 2010, by and among Solazyme, Inc., a Delaware corporation (the “Company”), the holders of the Series A Preferred Stock of the Company listed on Exhibit A (“Series A Investors”), the holders of Series B Preferred Stock of the Company listed on Exhibit A (“Series B Investors”), the holders of Series C Preferred Stock of the Company listed on Exhibit A (“Series C Investors”) and the holders of Series D Preferred Stock of the Company listed on Exhibit A (“Series D Investors”). The Series A Investors, the Series B Investors, the Series C Investors and the Series D Investors are sometimes, individually, referred to as an “Investor” and, collectively, as the “Investors.” Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Series D Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith, among the Company and the Series D Investors (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series D Preferred Stock contemplated in the Purchase Agreement that the Series D Investors and the Company execute and deliver this Agreement.

WHEREAS, the Company, the Series A Investors, the Series B Investors and the Series C Investors are parties to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of July 31, 2008 (the “Original Agreement”).

WHEREAS, the Company, the Series A Investors, the Series B Investors and the Series C Investors mutually desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean, with respect to any specified person or entity, any other person or entity that controls, is controlled by or is under common control with such specified person or entity, or any “immediate family member” (as that term is defined in the Company’s Bylaws) of such specified person or entity, or any estate of or trust for the benefit of any such immediate family member.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Conversion Stock” shall mean shares of Common Stock issued or issuable pursuant to the conversion of the Series A Preferred Stock, the Series B Preferred Stock. the Series C Preferred Stock or the Series D Preferred Stock.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Closing” shall mean the date of the initial sale of shares of Series D Preferred Stock pursuant to the Purchase Agreement.

(j) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least fifty percent (50%) of the then-outstanding Registrable Securities and who properly initiate a registration request under this Agreement.

(l) “New Securities” shall have the meaning set forth in Section 4.1(a) hereof.

(m) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(n) “Other Shares” shall mean shares of the Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(o) “Preferred Stock” shall mean shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock and shares of Series D Preferred Stock of the Company.

(p) “Qualified IPO” shall mean the closing of the Company’s Initial Public Offering with aggregate proceeds of at least $70 million (before deduction of underwriters’ commissions and expenses) and a per share offering price of at least $11.5115 (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Registrable Securities).

(q) “Registrable Securities” shall mean (i) Conversion Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of shares of Conversion Stock; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(r) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(s) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and fees and disbursements of one special counsel for the Holders, but shall not include Selling Expenses.

(t) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(u) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(v) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(x) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

(y) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock of the Company.

(z) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock of the Company.

(aa) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock of the Company.

(bb) “Series D Preferred Stock” shall mean the shares of Series D Preferred Stock of the Company issued pursuant to the Purchase Agreement.

(cc) “Significant Holder” shall mean a Holder of at least 1,000,000 shares of Registrable Securities or 2,000,000 shares of Common Stock (subject in either case to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Registrable Securities).

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities and such request states the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders, and if the Initiating Holders, together with the Other Selling Stockholders, propose to sell in such registration Registrable Securities and Other Shares for aggregate proceeds (prior to deduction for underwriter’s discounts and expenses related to the issuance) of $5,000,000 or more , then the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the five (5) year anniversary of the date hereof or (B) one hundred eighty (180) days following the effective date of its Initial Public Offering;

(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) After the Company has initiated two (2) such registrations pursuant to this Section 2.1;

(iv) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration of Company securities; or

(v) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(iv) above) the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if Other Selling Stockholders shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such Other Selling Stockholders in such underwriting and upon their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company which underwriter or underwriters are reasonably acceptable to a majority in interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities, Other Shares and shares proposed to be sold for the Company’s account that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion into shares of Common Stock; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of Other Selling Stockholders, other stockholders or employees of the Company, and (iii) third, to the Other Selling Stockholders based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion into shares of Common Stock.

If a stockholder who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such stockholder’s securities shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated first among such Holders and second to Other Selling Stockholders requesting additional inclusion.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating to the Company’s Initial Public Offering, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, a registration pursuant to a demand request by Other Selling Stockholders; or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders in the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; provided, however that in no event will the Holders be allocated less than twenty-five percent (25%) of the shares to be included in the registration.

If a stockholder who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such stockholder’s securities shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of at least five percent (5%) of the Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either 2.1(b)(ii) or 2.1(b)(iv);

(ii) If the Holders propose to sell Registrable Securities on Form S-3 at an aggregate price to the public of less than $l,000,000;

(iii) If, in the twelve (12) month period preceding such request, the Company has already effected two (2) such registrations; or

(iv) After the Company has initiated three (3) such registrations pursuant to this Section 2.3.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities initially requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, that if a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1(b)(iii) hereof, regardless of whether or not the Holders bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement and such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder(s) and Other Selling Stockholders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which it becomes aware, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) Upon a request by the underwriters, use commercially reasonable efforts to furnish, at the closing of the underwriting, if such securities are being sold through underwriters, (i) an opinion, dated as of the closing, of Company counsel, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of the closing, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(i) Otherwise use commercially reasonable efforts to comply with applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, satisfying the provisions of Section 11(a) of the Securities Act; and

(j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of

Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the gross proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) Each Holder and the holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of such Holder’s Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, (y) except for transfers permitted under Section 2.8(b), the Right of First Refusal in the Company’s Bylaws has been complied with and (z):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at such Holder’s expense, (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Permitted transfers are: (i) a transfer not involving a change in beneficial ownership; (ii) transactions involving the distribution or sale of Restricted Securities by any Holder to (x) an Affiliate of such Holder, or (y) the distribution of Restricted Securities to any of Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of or trusts for the benefit of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, in accordance with their interests therein; or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition. For the avoidance of doubt, the Company irrevocably waives its Right of First Refusal under Article XIV of the Company’s Bylaws as such rights relate to any transfer by a Holder that is a “permitted transfer” under this Section 2.8(b).

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCKUP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a proposed public sale or transfer of such securities may be made without registration under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder agrees, in connection with the Initial Public Offering, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided however that such one hundred eighty (180) day period may be extended to the extent necessary to permit any managing underwriter to comply with NASD Rule 2711(f)(4) or similar rule. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period (as it may be extended pursuant to the proviso above). Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) an Affiliate of such Holder or (ii) a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Right of First Refusal and Co-Sale Agreement entered into of even date herewith, and applicable securities laws.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registered Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder (x) constitute less than one percent (1%) of the Company’s outstanding Common Stock and (y) may be sold under Rule 144, and (ii) three (3) years after the closing of the Initial Public Offering.

SECTION 3

CERTAIN COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company shall provide to each Significant Holder:

(i) Within one hundred eighty (180) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles (or any replacement thereof) consistently applied, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company.

(ii) Within sixty (60) days after the end of each fiscal quarter of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles (or any replacement thereof) consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii) Not less than fifteen (15) days prior to the first day of each fiscal year of the Company, an annual budget for such fiscal year.

(b) Inspection Rights. The Company shall permit each Significant Holder, at such Significant Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers during normal business hours of the Company; provided, that (i) such Significant Holder is required to provide the Company with written notice at least five (5) business days prior to any such requested inspection and (ii) such inspection rights provided for herein are limited to one (1) occurrence per year; provided, further that such Significant Holder may be excluded from access to any material, records or other information (i) if the Board of Directors determines, in its reasonable discretion, that such exclusion is reasonably necessary to preserve the attorney-client privilege, (ii) if the Board of Directors determines, in its reasonable discretion, that such exclusion is reasonably necessary to protect confidential or proprietary information,

(iii) if such Significant Holder is a competitor of the Company, or (iv) if the Company is restricted from making such disclosure pursuant to a bona fide agreement with a third party.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of applicable laws or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority.

3.3 [Intentionally deleted]

3.4 Treatment of Directors. Members of the Board of Directors designated by the Holders or any Holder shall be entitled to receive such expense reimbursement and other similar rights as are accorded to other non-employee members of the Board of Directors including, without limitation, reasonable expense reimbursement related to membership on the Board, and subject to Section 3.2, access to Company information and Company management.

3.5 Observer Rights. The Company shall invite one representative of each of Braemar Energy Ventures II, LP (“Braemar”), Lightspeed Venture Partners (“Lightspeed”) and The Roda Group (“Roda”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company in good faith believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets or a conflict of interest, or that such Investor or its representative is a competitor of the Company. Without limiting the generality of the foregoing, no representative under this Section 3.5 may disclose to any person (including a partner, member or shareholder of Braemar, Lightspeed or Roda, as the case may be) who is either a board member or board observer of a competitor of the Company (as determined by the Company) any proprietary or confidential information provided by the Company to such representative. In addition, no representative under this Section 3.5 may be a board member or board observer of a competitor of the Company. Notwithstanding the provisions of Section 3.6, the Company’s obligation to any Holder pursuant to this Section 3.5 shall terminate upon the earlier of (i) the date of the closing of the Qualified IPO and (ii) the date on which such Holder no longer holds at least fifty percent (50%) of the shares of Preferred Stock or Common Stock issued upon conversion thereof held by such Holder as of the last Closing under the Purchase Agreement.

3.6 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect following the closing of the Qualified IPO.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal to Significant Holders. Except as provided in Section 4.1(d), the Company hereby grants to each Significant Holder the right of first refusal to purchase all or a portion of such Holder’s pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Preferred Stock and any other securities exercisable or convertible, directly or indirectly into shares of Common Stock) owned by such Significant Holder immediately prior to the issuance of New Securities to (b) the total number of shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Preferred Stock and any other securities exercisable or convertible, directly or indirectly into shares of Common Stock) outstanding immediately prior to the issuance of New Securities, less, in the case of clause (b), the shares of Common Stock issued or issuable directly or indirectly in connection with the issuance of $1,245,000 of convertible subordinated promissory notes issued on April 7, 2008, pursuant to the second closing under that certain Note Purchase Agreement dated as of March 7, 2008. Each Significant Holder that elects to purchase or acquire its full pro rata share (each, a “Fully Exercising Significant Holder”) shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its full pro rata share of New Securities, each Fully Exercising Significant Holder may purchase up to that portion of New Securities for which Significant Holders were entitled to subscribe but that were not subscribed for by such Significant Holders which is equal to the ratio of (a) the number of shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Preferred Stock and any other securities exercisable or convertible, directly or indirectly into shares of Common Stock) then owned by such Fully Exercising Significant Holder to (b) the number of shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Preferred Stock and any other securities exercisable or convertible, directly or indirectly into shares of Common Stock) then owned by all Fully Exercising Significant Holders who wish to purchase such undersubscribed shares (such option, an “Overallotment Option”). This right of first refusal is subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and Preferred Stock) of the Company whether or not now authorized, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include (x) “Excluded Securities” as defined in the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”) or (y) any shares of Series D Preferred Stock issued pursuant to the Purchase Agreement.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its Over Allotment Option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over allotment rights, if any, within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold the New Securities within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Section 4.1 shall expire upon, and shall not be applicable to, a Qualified IPO.

SECTION 5

MISCELLANEOUS

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Investors holding at least a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144), taken together as a single class, (iii) Investors holding at least a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144), taken as a separate class, and (iv) Investors holding at least a majority of the Common Stock issued or issuable upon conversion of the Series D Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144), taken as a separate class, (Investors holding sufficient shares of Common Stock to satisfy the requirements of clauses (ii), (iii) and (iv) are referred to herein as the “Requisite Investors”); provided, however, that Holders purchasing shares of Series D Preferred Stock in a Closing (as defined in the Purchase

Agreement) after the Initial Closing may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. The Company shall give written notice of any amendment, waiver, discharge or termination hereunder to any party hereto that did not consent in writing to such amendment, waiver, discharge or termination. Each Holder acknowledges that by the operation of this paragraph, the Requisite Investors will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last Holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 225 Gateway Boulevard, South San Francisco, CA 94080, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Howard Lasky, Esq., Coblentz, Patch, Duffy & Bass LLP, One Ferry Building, Suite 200, San Francisco, California 94111.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to an electronic mail address provided by the recipient.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4 Successors and Assigns. Except as expressly set forth herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Holder without the prior written consent of the Company. Any attempt without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement and any exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Each Investor that is a party to this Agreement hereby waives (on behalf of itself, all of its Affiliates and any assignees or transferees thereof) any right it may have been granted by the Company prior to the date hereof, in the nature of a right of first refusal, right of first offer, right of participation, or preemptive right, as any such right may have applied to the offer and sale by the Company of any of its shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. Without limiting the foregoing, this Agreement amends and restates the Original Agreement in its entirety. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Execution and Delivery. A facsimile or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile or other reproduction hereof.

5.10 Jurisdiction; Venue. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by JAMS, then by one arbitrator having reasonable experience in corporate finance transactions who is chosen by JAMS. The arbitration shall take place in the City and County of San Francisco, California, in accordance with the JAMS Comprehensive Arbitration Rules (or successor rules then in effect), and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Each party will bear its own costs in respect to any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U. S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

5.11 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.12 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease, transfer, exclusive license or other conveyance of all or substantially all of the assets of the Company.

5.13 Conflict. In the event of any conflict between the terms of this Agreement and the Certificate of Incorporation, the terms of the Certificate of Incorporation will control.

5.14 Telecopy Execution and Delivery A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.16 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.17 Spousal Consent. If, at the time a party to this Agreement executes such Agreement, the party is (i) married, (ii) a registered domestic partner, or (iii) subject to similar legal rights and obligations granted by local, state, federal or foreign law (the person with whom such party has rights and obligations, a “Spouse”), such party’s Spouse shall have executed a Consent of Spouse attached to this Agreement as Exhibit B.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

SOLAZYME, INC.
a Delaware corporation

By:	/s/ Jonathan S. Wolfson

Name:	Jonathan S. Wolfson

Title:	Chief Executive Officer

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

BRAEMAR ENERGY VENTURES II, LP

By:	Braemar Power and Communications Management II, LP, its general partner

By:	Braemar Partners, LLC, its general partner

By:	/s/ William D. Lese
William D. Lese, Managing Member

Address:	340 Madison Avenue, 18th Floor
New York, NY 10173

Fax:

SOLAZYME INVESTMENTS, LLC

By:	Braemar Energy Ventures II, LP, its Manager

By:	Braemar Power and Communications
Management II, LP, its general partner

By:	Braemar Partners, LLC, its general partner

By:	/s/ William D. Lese
William D. Lese, Managing Member

Address:	340 Madison Avenue, 18th Floor
New York, NY 10173

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

SAN-EI GEN F.F.I., INC.

By:	/s/ Takashige Shimizu

Name:	Takashige Shimizu, Ph.D.
Title:	Chairman and President

Address:	1-1-11, Sanwa-cho, Toyonaka
Osaka, 561-8588, Japan

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

THE RODA GROUP INVESTMENT FUND XX, LLC

By:	/s/ Roger A. Strauch
Name:	Roger A. Strauch
Title:	Managing Member
Address:	918 Parker Street Berkeley, CA 94710
Fax:

THE STRAUCH KULHANJIAN FAMILY TRUST DATED 12/3/92

By:	/s/ Roger A. Strauch
Name:	Roger A. Strauch
Title:	Trustee
Address:	918 Parker Street Berkeley, CA 94710
Fax:

THE DANIEL H. MILLER REVOCABLE TRUST

By:	/s/ Daniel H. Miller
Name:	Daniel H. Miller
Title:	Trustee
Address:	111 Tappan Lane Orinda, CA 94563
Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

ROGER A. STRAUCH

/s/ Roger Strauch
Address:	918 Parker Street Berkeley, CA 94710

Fax:

THE DCM EDUCATIONAL TRUST

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Trustee

Address:	918 Parker Street Berkeley, CA 94710
Fax:

THE STRAUCH/KULHANJIAN 2007 IRREVOCABLE CHILDREN’S TRUST

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Trustee

Address:	918 Parker Street Berkeley, CA 94710

Fax:

THE COOPER OGDEN MILLER TRUST

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Trustee

Address:	918 Parker Street Berkeley, CA 94710

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

THE EMMELINE MAEVE MCPHERSON MILLER TRUST

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Trustee

Address:	918 Parker Street Berkeley, CA 94710

Fax:

THE RODA GROUP INVESTMENT FUND XIV, LLC

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Managing Member

Address:	918 Parker Street Berkeley, CA 94710

Fax:

THE RODA GROUP INVESTMENT FUND XV, LLC

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Managing Member

Address:	918 Parker Street Berkeley, CA 94710

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

THE RODA GROUP INVESTMENT FUND XVII, LLC

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Managing Member

Address:	918 Parker Street Berkeley, CA 94710

Fax:

THE RODA GROUP INVESTMENT FUND XVIII, LLC

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Managing Member

Address:	918 Parker Street Berkeley, CA 94710

Fax:

THE RODA GROUP INVESTMENT FUND XIX, LLC

By:	/s/ Roger Strauch

Name:	Roger Strauch
Title:	Managing Member

Address:	918 Parker Street Berkeley, CA 94710

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS: LIGHTSPEED VENTURE PARTNERS VII, LP

By:	Lightspeed General Partner VII LP,
its general partner:

By:	Lightspeed Ultimate General Partner VII, Ltd.,
its general partner

By:	/s/ Christopher J. Schaepe

Name:	Christopher J. Schaepe
Duly Authorized Signatory

Address:	2200 Sand Hill Road
Menlo Park, CA 94025

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

JAZEM I FAMILY PARTNERS, LP

By:	/s/ Jerry L. Fiddler

Name:	Jerry L. Fiddler
Title:	General Partner

Address:	899 Northgate Drive, Suite 301 San Rafael, CA 94903

Fax:

THE FIDDLER AND ALDEN FAMILY TRUST

By:	/s/ Jerry L. Fiddler

Name:	Jerry L. Fiddler
Title:	Trustee

Address:	899 Northgate Drive, Suite 301 San Rafael, CA 94903

Fax:

JAZEM II FAMILY PARTNERS, LP

By:	/s/ Jerry L. Fiddler

Name:	Jerry L. Fiddler
Title:	General Partner

Address:	899 Northgate Drive, Suite 301 San Rafael, CA 94903

Fax:

JAZEM IV FAMILY PARTNERS, LP

By:	/s/ Jerry L. Fiddler

Name:	Jerry L. Fiddler
Title:	General Partner

Address:	899 Northgate Drive, Suite 301 San Rafael, CA 94903

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

HARRIS & HARRIS GROUP, INC.

By:	/s/ Sandra M. Forman

Name:	Sandra M. Forman
Title:	General Counsel

Address:	1450 Broadway, 24th Floor
New York, NY 10018

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

SPRING VENTURES, LLC

By:	/s/ Sunil Paul

Name:	Sunil Paul
Title:	Founding Partner

Address:	912 Cole Street #385
San Francisco, CA 94117

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

J. SANDLER VENTURE I, LLC

By:	/s/ James Sandler

James Sandler, Manager

Address:	c/o The Sandler Foundation
Four Embarcadero Center, Suite 3150
San Francisco, California 94111

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Investors’ Rights Agreement on the date first above written.

INVESTORS:

GARRETT GRUENER

/s/ Garrett Gruener
Address:	P.O. Box 5018 Berkeley, CA 94705

Fax:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

Schedule 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Third Amended and Restated Investors’ Rights Agreement dated as of May 19, 2010 (the “Agreement”):

1.	Waiver of 20-Day Notice Period in Which to Exercise Right of First Offer: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 20-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ [PLEASE PROVIDE AMOUNT] in New Securities proposed to be issued by Solazyme, Inc., representing less than my pro rata portion of the New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by Solazyme, Inc., representing my full pro rata portion of the New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $ in New Securities being made available in the financing and, to the extent available, the greater of: (please check only one)

( )	an additional $ [PLEASE PROVIDE AMOUNT] or

( )	my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the New Securities being offered in the financing.

Date: , 20
Signature of Stockholder or Authorized Signatory

Title, if applicable

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Solazyme, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

SCHEDULE 1

EXHIBIT A

INVESTORS

Name and Address	Series A Shares	Series B Shares	Series C Shares	Series D Shares	Total Shares
Bagshaw/Petersmeyer Family Trust U/A/D 3/25/91 49 Parker Avenue Atherton, CA 94027			16,886		16,866
Hilary Petersmeyer Bagshaw Trust Dtd 9/14/2001 49 Parker Avenue Atherton, CA 94027	53,129	37,445			90,574
Kristin Petersmeyer Bagshaw Trust Dtd 9/14/2001 49 Parker Avenue Atherton, CA 94027	53,129	37,445			90,574
Molly Petersmeyer Bagshaw Trust Dtd 9/14/2001 49 Parker Avenue Atherton, CA 94027	53,129	37,447			90,576
Robert Dillon 1500 Kearns Blvd., Suite E302 Park City, UT	105,334				105,334
Mary Dillon 1500 Kearns Blvd., Suite E302 Park City, UT	79,693				79,693
Charlie Finnie 128 Alvarado Road Berkeley, CA 94027	159,387	49,525	22,515		231,427
Harris & Harris Group, Inc. 1450 Broadway, 24th Floor New York, NY 10018 Attn: Sandra M. Forman, General Counsel	988,204	495,246	651,309	169,391	2,304,150
Randy M. Haykin and Patricia Haykin Trust Randy M. Haykin, Trustee 7908 Paragon Circle Pleasanton, CA 94588	159,387				159,387
Richard Neuwirth c/o Twinlab 632 Broadway, 11th Fl New York, NY 10012	79,693				79,693
The Roda Group Investment Fund XIV, LLC The Roda Group 918 Parker Street Berkeley, CA 94710	1,025,641	3,466,719	872,543		5,364,903
The Roda Group Investment Fund XVII, LLC	512,820	495,246	201,296		1,209,362

Name and Address	Series A Shares	Series B Shares	Series C Shares	Series D Shares	Total Shares
The Roda Group 918 Parker Street Berkeley, CA 94710
The Daniel H. Miller Revocable Trust The Roda Group 918 Parker Street Berkeley, CA 94710	687,663	368,792	93,194	16,939	1,166,588
The Strauch Kulhanjian Family Trust dated 12/03/92 The Roda Group 918 Parker Street Berkeley, CA 94710	705,127	221,547	93,194	16,939	1,036,807
The Strauch/Kulhanjian 2007 Irrevocable Children’s Trust The Roda Group 918 Parker Street Berkeley, CA 94710		297,147			297,147
Roger A. Strauch The Roda Group 918 Parker Street Berkeley, CA 94710	318,775				318,775
The DCM Educational Trust The Roda Group 918 Parker Street Berkeley, CA 94710	17,464	50,852			68,316
The Cooper Ogden Miller Trust The Roda Group 918 Parker Street Berkeley, CA 94710		49,525			49,525
The Emmeline Maeve McPherson Trust The Roda Group 918 Parker Street Berkeley, CA 94710		49,525			49,525
Arbige and Stuart 2004 Trust, Executed September 23, 2004 1256 Birch Street Montara, CA 94037		99,049			99,049
Garrett Gruener P.O. Box 5018 Berkeley, CA 94705		148,574	56,290	28,231	233,095
Peter Kovacs Living Trust U/A DTD 12/06/90 930 Tahoe Blvd., #802 Incline Village, NV 89451		49,524			49,524
The Roda Group Investment Fund XVIII, LLC The Roda Group 918 Parker Street Berkeley, CA 94710		2,429,331			2,429,331
Tevis Partners I	159,387				159,387

Name and Address	Series A Shares	Series B Shares	Series C Shares	Series D Shares	Total Shares
Richard Slaughter	318,775				318,775
Braemar Energy Ventures II, LP Independence Wharf 470 Atlantic Avenue, 10th floor Boston, MA 02210			2,481,350		2,481,350
Lightspeed Venture Partners VII, LP 220 Sand Hill Road Menlo Park, CA 94025			2,481,350	338,783	2,820,133
Jazem I Family Partners, LP 899 Northgate Drive, Suite 301 San Rafael, CA 94903	2,269,560	198,098	70,752	169,391	2,707,801
Jazem II Family Partners, LP 899 Northgate Drive, Suite 301, San Rafael, CA 94903			96,077		96,077
Jazem IV Family Partners, LP 899 Northgate Drive, Suite 301, San Rafael, CA 94903			48,237		48,237
The Fiddler and Alden Family Trust 899 Northgate Drive, Suite 301, San Rafael, CA 94903			204,463		204,463
The Roda Group Investment Fund XV, LLC The Roda Group 918 Parker Street Berkeley, CA 94710			99,254		99,254
The Roda Group Investment Fund XIX, LLC The Roda Group 918 Parker Street Berkeley, CA 94710			1,163,702		1,163,702
The Klitzner Family Trust 06/22/93			112,580		112,580
Ehrlich Family Trust 990 Highland Drive #303 Solano Beach, CA 92075			33,773		33,773
Rick Lagatella			11,257		11,257
Dylan Simonds 29 Catalpa Avenue Mill Valley, CA 94941			112,580		112,580
Juliet Lea Hillman Simonds			225,161		225,161
Tyler Painter 225 Gateway Boulevard S. San Francisco, CA 94080			2,250		2,250

Name and Address	Series A Shares	Series B Shares	Series C Shares	Series D Shares	Total Shares
San-Ei Gen F.F.I., Inc. 1-1-11, Sanwa-cho, Toyonaka Osaka, 561-8588, Japan			992,540	564,639	1,557,179
CTTV Investments LLC 6121 Bollinger Canyon Rd., Rm. 5208 San Ramon, CA 94583			397,016		397,016
J. Sandler Venture I, LLC c/o The Sandler Foundation Four Embarcadero Center Suite 3150 San Francisco, CA 94111			258,060	33,878	291,938
Howard Lasky 122 Howard Drive Tiburon, CA 94920			9,925		9,925
Frederick S. Fields 2502 Washington Street San Francisco, CA 94115			5,955		5,955
Jeffrey Knowles One Ferry Building Suite 200 San Francisco, CA 94111			4,962		4,962
Coblentz 1990 Revocable Trust William K. Coblentz, Trustee 10 Fifth Avenue San Francisco, CA 94118			4,962		4,962
James Mitchell 380 Georgetown Ave San Mateo, CA 94402			4,962		4,962
Jeffry & Diane Bernstein Family Trust U/A/D June 25, 2004 One Ferry Building Suite 200 San Francisco, CA 94111			4,962		4,962
VPVP CleanTech Holdings 2006, L.L.C. 1001 Bayhill Drive Suite 300 San Bruno, CA 94066			238,210		238,210
VantagePoint Clean Tech Partners II, L.P. 1001 Bayhill Drive Suite 300 San Bruno, CA 94066			357,314		357,314
Troy Campione 33 Ayer Avenue San Jose, CA 95110			2,250		2,250

Name and Address	Series A Shares	Series B Shares	Series C Shares	Series D Shares	Total Shares
Solazyme Investments, LLC 340 Madison Avenue, 18th Floor New York, NY 10173				2,540,879	2,540,879
The Roda Group Investment Fund XX, LLC The Roda Group 918 Parker Street Berkeley, CA 94710				304,905	304,905
Spring Ventures, LLC 912 Cole Street #385 San Francisco, CA 94117				56,463	56,463

EXHIBIT B

FORM OF

CONSENT OF SPOUSE

I,                             , am the Spouse (as defined in the Third Amended and Restated Investors’ Rights Agreement, dated as of May 19, 2010 (the “Agreement”), of                                  [print name of stockholder], and acknowledge that I have read the Agreement to which this Consent is attached and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and/or transfer of shares of capital stock of the Company which my spouse may own or may have a right to acquire, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement to the extent that my spouse is bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

Dated:
Print name of Spouse:

B-1